As filed with the Securities and Exchange Commission on November 7, 2014

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SAGENT PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	98-0536317
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Sagent Pharmaceuticals, Inc.

1901 N. Roselle Road, Suite 700

Schaumburg, Illinois 60195

(847) 908-1600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael Logerfo

Executive Vice President, Chief Legal Officer and Corporate Secretary

c/o Sagent Pharmaceuticals, Inc.

1901 North Roselle Road, Suite 700

Schaumburg, Illinois 60195

(847) 908-1600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Dennis M. Myers, P.C.

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

(312) 862-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities (1)	$500,000,000	—	$500,000,000	$58,100
Common Stock, par value $0.01 per share (2)(3)	22,571,145	$29.995(4)	$677,021,494(4)	$37,378(4)(5)

(1)	Includes up to $500.0 million in aggregate principal amount of debt securities as may be sold from time to time by Sagent Pharmaceuticals, Inc. (“Sagent”).
(2)	Sagent is registering 10,000,000 shares of its common stock that may be offered pursuant to this registration statement by it and an additional 12,571,145 shares of its common stock that may be offered pursuant to this registration statement by selling stockholders. This registration statement shall also be deemed to include such indeterminate number of shares of common stock as may be issued upon conversion of or exchange for any debt securities being registered hereunder that provide for conversion or exchange into common stock.
(3)	In accordance with Rule 416 promulgated under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions with respect to the shares being registered.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average high and low prices of the common stock on the NASDAQ Global Market on November 5, 2014.
(5)	Pursuant to Rule 457(p) promulgated under the Securities Act of 1933, as amended, this registration statement includes an aggregate of 18,762,223 shares of common stock that were previously registered pursuant to Sagent’s Registration Statement on Form S-3 (File No 333-185645) initially filed with the Securities and Exchange Commission on December 21, 2012, and declared effective on January 25, 2013 (the “2013 Registration Statement”) and (ii) the prior registration fee of $41,292 paid by Sagent with respect to such unsold shares of common stock in connection with the filing of the 2013 Registration Statement is being used to partially offset the registration fee otherwise payable in connection with the filing of this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We and any selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not the solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated November 7, 2014

PROSPECTUS

SAGENT PHARMACEUTICALS, INC.

Debt Securities

Common Stock

Sagent Pharmaceuticals, Inc. may offer and sell, from time to time, in one or more offerings, any combination of up to $500 million in aggregate principal amount of debt securities and 10,000,000 shares of its common stock as described in this prospectus. In addition, selling stockholders to be named in a prospectus supplement may offer and sell, from time to time, in one or more offerings, up 12,571,145 shares of common stock. The securities may be offered and sold to or through one or more underwriters, dealers and agents, or directly to purchasers, on a delayed or continuous basis. See “Plan of Distribution.”

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus.

To the extent that any selling stockholder resells any securities, the selling stockholder may be required to provide you with the prospectus and a prospectus supplement identifying and containing specific information about the selling stockholder and the terms of the securities being offered.

Before investing, you should carefully read this prospectus and any related prospectus supplement.

Our common stock is listed on the NASDAQ Global Market under the symbol “SGNT.” If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.

Investing in our securities involves risks. You should refer to “Risk Factors” beginning on page 1 of this prospectus and, if applicable, any risk factors described in any accompanying prospectus supplement and in our Securities and Exchange Commission filings that are incorporated by reference into this prospectus and carefully consider that information before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2014.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”) that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Specific information about the terms of an offering will be included in a prospectus or a prospectus supplement relating to each offering of securities. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the caption “Where You Can Find More Information” and “Incorporation by Reference of Certain Documents.” You should also carefully consider, among other things, the matters discussed in the section entitled “Risk Factors.”

We are responsible for the information contained and incorporated by reference in this prospectus, any applicable prospectus supplements and any related free writing prospectus we prepare or authorize. Neither we, any selling stockholders nor any underwriter has authorized anyone to provide information different from that contained in this prospectus and the documents incorporated by reference herein. Neither we, any selling stockholders nor any underwriter take any responsibility for, or can provide any assurance as to the reliability of, any other information that others may give you.

The information contained in this prospectus, in any prospectus supplement or in any document incorporated by reference is accurate only as of its date, regardless of the time of delivery of this prospectus or any sale of securities.

This prospectus is not an offer to sell or solicitation of an offer to buy these securities in any circumstances under which or jurisdiction in which the offer or solicitation is unlawful.

Unless the context otherwise indicates, the terms “Sagent,” “Company,” “we,” “us,” and “our” as used in this prospectus refer to Sagent Pharmaceuticals, Inc. and its subsidiaries. Unless the context otherwise indicates, the phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement(s).

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, with respect to the securities offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities offered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at http://www. sagentpharma.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to

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Sections 13(a) or 15(d) of the Exchange Act, with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our common stock.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

We are “incorporating by reference” specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the documents listed below and any future filings (other than pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) made with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, including filings made on or after the date hereof:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC on March 7, 2014;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2014, June 30, 2014 and September 30, 2014 filed with the SEC on May 6, 2014, August 5, 2014 and November 5, 2014, respectively;

•	our Current Reports on Form 8-K filed with the SEC on January 7, 2014, June 13, 2014 and October 2, 2014; and

•	the description of our capital stock, $0.01 par value per share, included under the caption “Description of Capital Stock” in the Prospectus forming a part of our Registration Statement on Form S-1, initially filed with the SEC on December 6, 2010 (Registration No. 333-170979), including exhibits, and as amended, which description has been incorporated by reference in Item 1 of our Registration Statement on Form 8-A filed with the SEC on April 15, 2011 (File No. 001-35144).

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Our SEC File Number is 001-35144.

Our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, are available free of charge on our website at http://www.sagentpharma.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus. You may also obtain a copy of these filings at no cost by writing or telephoning us at the office of our Corporate Secretary, c/o Sagent Pharmaceuticals, Inc., 1901 North Roselle Road, Suite 700, Schaumburg, Illinois 60195, (847) 908-1600.

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OUR COMPANY

We are a specialty pharmaceutical company focused on developing, manufacturing, sourcing and marketing injectable pharmaceutical products, which we sell primarily in the United States of America through our highly experienced sales and marketing team and in Canada and the European Union through our wholly-owned subsidiary, Omega Laboratories Limited (“Omega”). With a primary focus on generic injectable pharmaceuticals, which provide customers a lower-cost alternative to branded products when applicable patents have expired or been declared invalid, or when the products are determined not to infringe the patents of others, we offer our customers a broad range of products across anti-infective, oncolytic and critical care indications in a variety of presentations, including single- and multi-dose vials and ready-to-use pre-filled syringes and premix bags. We generally seek to develop injectable products where the form or packaging of the product can be enhanced to improve delivery, product safety or end-user convenience. Our management team includes industry veterans who have served critical functions at other injectable pharmaceutical companies and key customer groups and have long-standing relationships with customers, regulatory agencies, and suppliers. We have rapidly established a growing and diverse product portfolio and product pipeline as a result of our innovative business model. Our model combines an extensive network of international development, sourcing and manufacturing collaborations with our proven and experienced based regulatory, quality assurance, business development, project management, and sales and marketing teams.

Initially founded in 2006 as Sagent Holding Co., a Cayman Islands company, we reincorporated on April 26, 2011 as Sagent Pharmaceuticals, Inc., a Delaware corporation, in connection with our initial public offering. Our corporate headquarters are located at 1901 North Roselle Road, Suite 700, Schaumburg, Illinois 60195. Our telephone number is (847) 908-1600. Our website address is www.sagentpharma.com. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

In June 2013, we acquired the remaining 50% interest in Kanghong (Sagent) Pharmaceutical Co., Ltd., from our former joint venture partner. The entity, which has been renamed Sagent (China) Pharmaceuticals Co., Ltd., provides us with a dedicated, state-of-the-art manufacturing facility.

In October 2014, we acquired Omega, a market leading specialty pharmaceutical company based in Montreal, Canada, which provides us with a platform to manufacture and sell product in the Canadian and international markets.

RISK FACTORS

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent annual report on Form 10-K, as updated by our quarterly reports on Form 10-Q and other filings we make with the SEC. If any of the risks and uncertainties described in this prospectus, any applicable prospectus supplement or the documents incorporated by reference herein actually occur, our business, financial condition, liquidity and results of operations could be adversely affected in a material way. This could cause the trading price of our securities, including our common stock, to decline, perhaps significantly, and you may lose part or all of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that are based on current expectations, estimates, forecasts and projections about us, our future performance, our liquidity, our beliefs and management’s assumptions. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “could have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. For example, all statements we make relating to our estimated and projected costs, expenditures, cash flows, growth rates and financial results, our plans and objectives for future operations, growth or initiatives, strategies, our product pipeline and anticipated product approvals or the expected outcome or impact of pending or threatened litigation are forward-looking statements. In addition, this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein contain forward-looking statements regarding the adequacy of our current cash balances to fund our ongoing operations; our utilization of our net operating loss carry forwards; our ability to realize the expected benefits from our acquisition of and investment in our China and Omega subsidiaries; and the additional investments required to be made in our China subsidiary to achieve its manufacturing potential.

The forward-looking statements contained in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein contain a number of risks and uncertainties, and the cautionary statements set forth below and those contained in Item 1A under the heading “Risk Factors,” Item 7 under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2013 identify important factors that could cause actual results to differ materially from those indicated by our forward-looking statements. Such factors include, but are not limited to:

•	we rely on our business partners for the manufacture of substantially all of our products, and if our business partners fail to supply us with high-quality active pharmaceutical ingredient (“API”) or finished products in the quantities we require on a timely basis, sales of our products could be delayed or prevented, our revenues and margins could decline, which could have a material adverse effect on our business, financial condition and results of operations;

•	if we or any of our business partners are unable to comply with the quality and regulatory standards applicable to pharmaceutical drug manufacturers, or if approvals of pending applications are delayed as a result of quality or regulatory compliance concerns or merely backlogs at the US Food and Drug Administration (“FDA”), Health Canada or other regulatory agencies, we may be unable to meet the demand for our products, may lose potential revenues and our business, financial position and results of operations could be materially adversely effected;

•	changes in the regulations, enforcement procedures or regulatory policies established by the FDA and other regulatory agencies are expected to increase the costs and time of development of our products and could delay or prevent sales of our products and our revenues could decline and our business, financial position and results of operations could be materially adversely effected;

•	four of our products, heparin, levofloxacin in a premix bag, and zoledronic acid in both vials and premix bag, are supplied to us by a single vendor, and both heparin and zoledronic acid vials, and levofloxacin in premix bag and zoledronic acid in premix bag, are manufactured by a single supplier; if the volume or pricing of any of these products declines, or we are unable to satisfy forecasted demand for any of these products, it could have a material adverse effect on our business, financial position and results of operations;

•	we participate in highly competitive markets, dominated by a few large competitors, and if we are unable to compete successfully, our revenues could decline and our business, financial position and results of operations could be materially adversely effected;

•	if we are unable to maintain our group purchasing organization and distributor relationships, our revenues could decline and results of operations could be negatively impacted;

•	we may not be able to find adequate replacements for all of the Actavis products under our Development and Supply Agreement which will terminate in December 2014;

•	we rely on a limited number of pharmaceutical wholesalers to distribute our products;

•	we depend to a significant degree upon our key personnel, the loss of whom could adversely affect our operations;

•	we may be exposed to product liability claims that could cause us to incur significant costs or cease selling some of our products;

•	our products may infringe the intellectual property rights of third parties, and we may incur substantial liabilities and may be unable to commercialize products in a profitable manner or at all;

•	our business could suffer if reimbursement by government-sponsored or private sector insurance programs for our current or future products is reduced or modified;

•	we are subject to risks associated with managing our international network of collaborations, which include business partners and other suppliers of components, API and finished products located throughout the world;

•	we may never realize the expected benefits from our acquisition of Omega and it will require substantial capital resources to maintain its manufacturing capabilities and overall profitability;

•	we may never realize the expected benefits from our manufacturing facility in China and it will require substantial capital resources to reach its manufacturing potential and be profitable;

•	we are likely to incur substantial costs associated with both implementation and maintenance of our new enterprise resource planning software and other related applications, and unforeseen problems may arise with the implementation; and

•	we may seek to engage in strategic transactions, including the acquisition of products or businesses, that could have a variety of negative consequences, and we may not realize the intended benefits of such transactions.

We derive many of our forward-looking statements from our work in preparing, reviewing and evaluating our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, it is impossible for us to anticipate or accurately calculate the impact of all factors that could affect our actual results. Important factors that could cause actual results to differ materially from our expectations, or cautionary statements, include, but are not limited to, those disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2013. You should evaluate all forward-looking statements in the context of these risks and uncertainties.

We cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. The forward-looking statements included in this report are made only as of the date hereof. We undertake no obligation and do not intend to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from any sale of securities we offer under this prospectus for general corporate purposes, which may include working capital, capital expenditures, acquisitions and other strategic initiatives and repayment of indebtedness. We will not receive any proceeds from the sale of shares of common stock offered by selling stockholders under this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

	Nine Months Ended September 30, 2014	Year Ended December 31,
		2013	2012	2011	2010	2009
Ratio of earnings to fixed charges (1)	8.42x	17.18x	—	—	—	—

(1)	Earnings were insufficient to cover fixed charges for each of the years ended December 31, 2012, 2011, 2010 and 2009 by an amount equal to $6.4 million, $5.6 million, $18.2 million and $26.9 million, respectively.

For purposes of computing the ratio of earnings to fixed charges, “earnings” consist of income (loss) from operations before income taxes and equity in net income or loss of joint ventures, plus fixed charges and amortization of capitalized interest. Fixed charges consist of interest expense (which includes amortization of debt issuance costs) and capitalized interest, plus the portion of rent expense under operating leases deemed to be representative of the interest factor. We calculated the interest component of rental expense as one-third of total rent expense.

DESCRIPTION OF DEBT SECURITIES

The following description discusses the general terms and provisions of the debt securities that we may offer under this prospectus. The following description may not contain all of the information that is important to you. To understand them fully, you should read the form of indenture, a copy of which has been filed with the SEC as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus is a part. See “Where You Can Find More Information.”

Overview

The debt securities may be issued as senior debt securities or subordinated debt securities. The senior debt securities and the subordinated debt securities will be issued by Sagent Pharmaceuticals, Inc., a Delaware corporation. The senior debt securities and the subordinated debt securities will be issued under one or more indentures between us and one or more United States banking institutions. Unless otherwise specified in the applicable prospectus supplement, the trustee under the indentures will be U.S. Bank National Association.

The form of the indenture is filed as an exhibit to the registration statement of which this prospectus is a part. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and may be supplemented or amended from time to time following its execution. The form of the indenture gives us broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the indenture. The particular terms of a series of debt securities and the extent, if any, to which the particular terms of the issue modify the terms of the form of indenture will be described in the prospectus supplement relating to such series of debt securities.

The following summary describes selected provisions of the form of indenture. This summary does not describe every aspect of the debt securities or the form of indenture and is subject to, and qualified in its entirety by reference to, all the provisions of the form of indenture, including the terms defined in the form of indenture. We urge you to read the form of indenture in its entirety. This summary is also subject to, and qualified in its entirety by reference to, the description of the particular debt securities in the applicable prospectus supplement.

General

The indenture provides that we will be able to issue an unlimited aggregate principal amount of debt securities under the indenture, in one or more series, and in any currency or currency units. We are not required to issue all debt securities of one series at the same time and, unless otherwise provided, we may reopen a series, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.

Prior to the issuance of each series of debt securities, the terms of the particular securities will be specified in a supplemental indenture or a resolution of our board of directors or in one or more officers’ certificates pursuant to a board resolution. We will describe in the applicable prospectus supplement the terms of the debt securities being offered, including:

•	the title, and the price at which we will sell, the offered debt securities;

•	whether the offered debt securities are senior debt securities or subordinated debt securities;

•	the aggregate principal amount of the offered debt securities;

•	the date or dates on which principal will be payable or how to determine such date or dates;

•	the rate or rates or method of determination of interest;

•	the date from which interest will accrue;

•	the dates on which interest will be payable and any record dates for the interest payable on the interest payment dates;

•	the place of payment on the offered debt securities;

•	any obligation or option we have to redeem, purchase or repay the offered debt securities, or any option of the registered holder to require us to redeem, repurchase or repay offered debt securities, and the terms and conditions upon which the offered debt securities will be redeemed, purchased or repaid;

•	the currency or currencies, including composite currencies or currency units, in which payment of the principal of (or premium, if any) or interest, if any, on any of the offered debt securities will be payable if other than the currency of the United States of America;

•	any index, formula or other method used to determine the amount of principal, premium, if any, or interest;

•	applicable material federal income tax considerations;

•	our right, if any, to defer payment of interest and the maximum length of this deferral period;

•	whether the offered debt securities are defeasible;

•	any addition to or change in the events of default;

•	any addition to or change in the covenants in the indenture;

•	the terms of any right to convert the offered debt securities into common stock; and

•	any other terms of the offered debt securities not inconsistent with the provisions of the indenture.

The general provisions of the indenture do not contain any provisions that would limit our ability or the ability of our subsidiaries to incur indebtedness or that would afford holders of our debt securities protection in the event of a highly leveraged or similar transaction involving us or any of our subsidiaries. Please refer to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to, the events of default described below that are applicable to the offered debt securities or any covenants or other provisions providing event risk or similar protection.

Payment

Unless we state otherwise in the applicable prospectus supplement, we will pay interest on a debt security on each interest payment date to the person in whose name the debt security is registered as of the close of business on the regular record date relating to the interest payment date.

Unless we state otherwise in the applicable prospectus supplement, we will pay principal of and any premium on the debt securities at stated maturity, upon redemption or otherwise, upon presentation of the debt securities at the office of the trustee, as our paying agent, or at other designated places. Any other paying agent initially designated for the debt securities of a particular series will be identified in the applicable prospectus supplement.

Forms, Transfers and Exchanges

The debt securities of each series will be issued only in fully registered form, without interest coupons. Unless we state otherwise in the applicable prospectus supplement, the debt securities will be issued in denominations of $2,000 each and integral multiples of $1,000 in excess of $2,000.

Subject to the terms of the indenture and the limitations applicable to global securities, you may exchange or transfer debt securities at the corporate trust office of the trustee or at any other office or agency maintained by us for that purpose, without the payment of any service charge, except for any tax or governmental charge.

Global Securities

The debt securities of any series may be issued, in whole or in part, by one or more global certificates that will be deposited with the depositary identified in the applicable prospectus supplement.

No global security may be exchanged in whole or in part for the debt securities registered in the name of any person other than the depositary for that global security or any nominee of that depositary except in the following circumstances or as otherwise provided in the applicable prospectus supplement:

•	if the depositary discontinues providing its services as depositary with respect to the debt securities at any time by giving reasonable notice to us and a successor depositary is not obtained;

•	if we decide to discontinue use of the system of book-entry-only transfers through a depositary; or

•	if event of default has occurred with regard to these debt securities which has not been cured or waived.

Unless otherwise stated in any prospectus supplement, The Depository Trust Company (“DTC”) will act as depositary. Beneficial interests in global certificates will be shown on, and transfers of global certificates will be effected only through records maintained by DTC and its participants.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, an event of default occurs with respect to debt securities of any series if:

•	we default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the debt securities;

•	we default in the payment when due of interest on or with respect to the debt securities and such default continues for a period of 30 days;

•	we default in the performance of, or breach any covenant, warranty or other agreement contained in, the indenture (other than a default in the performance or breach of a covenant, warranty or agreement which is specifically dealt with in the immediately preceding two bullets) and such default or breach continues for a period of 60 days after the notice specified below or 90 days with respect to the covenant described under Section 4.03 of the indenture; or

•	certain events of bankruptcy affecting us.

If an event of default (other than an event of default with respect to certain events of bankruptcy affecting us) shall occur and be continuing, the trustee acting at the written direction of the holders of at least 25% in aggregate principal amount of the then total outstanding debt securities of an affected series may declare the principal of the debt securities and any accrued interest on the debt securities to be due and payable by notice in writing to us and the trustee specifying the respective event of default and that it is a “notice of acceleration,” and the same shall become immediately due and payable.

Upon such declaration of acceleration, the aggregate principal amount of, and accrued and unpaid interest, if any, on all of the outstanding debt securities shall ipso facto become and be immediately due and payable in cash without any declaration or other act on the part of the trustee or any holder of the debt securities. After such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of such outstanding debt securities may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal of or interest on such debt securities, have been cured or waived as provided in the indenture.

The holders of a majority in principal aggregate amount of the debt securities then outstanding may rescind and cancel such declaration and its consequences:

•	if the rescission would not conflict with any judgment or decree;

•	if all existing events of default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

•	to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

•	if we have paid the trustee its reasonable compensation and reimbursed the trustee for its expenses, disbursements and advances; and

•	in the event of the cure or waiver of an event of default of the type related to certain events of bankruptcy affecting us, the trustee shall have received an officers’ certificate and an opinion of counsel that such event of default has been cured or waived.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

The holders of a majority in principal aggregate amount of the debt securities of the affected series issued and then outstanding under the indenture may waive any existing default or event of default under the indenture, and its consequences, except a default in the payment of the principal of or interest on such debt securities.

Holders of the debt securities may not enforce the indenture or such debt securities except as provided in such indenture and under the Trust Indenture Act. Subject to the provisions of the indenture relating to the duties of the trustee, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders of the debt securities, unless such holders have offered to the trustee reasonable indemnity satisfactory to the trustee. Subject to all provisions of the indenture and applicable law, the holders of a majority in aggregate principal amount of the then outstanding debt securities of a series issued under the indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

We are required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any default or event of default, we are required to promptly deliver (no more than five (5) business days after becoming aware of such default or event of default) to the trustee a statement specifying such default or event of default (unless such default or event of default has been cured prior to such time).

Merger or Consolidation

The indenture provides that we may not consolidate or merge with or into another person, whether or not we are the surviving entity, and that we may not sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of our properties and assets, unless:

•	we are the surviving corporation; or the person formed by or surviving such consolidation or merger (if other than us) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is a corporation or limited liability company organized or existing under the laws of the United States, any state of the United States, the District of Columbia or any territory thereof;

•	the successor company (if other than us) assumes all of our obligations under the debt securities and the indenture pursuant to agreements reasonably satisfactory to the trustee; and

•	immediately after such transaction, no default or event of default exists.

Modification or Waiver

Without the consent of any holder, we and the trustee may modify the indenture for any of the following purposes:

•	to cure any ambiguity, mistake, defect or inconsistency, as certified by us;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to make any change that would provide any additional rights or benefits to the holders of debt securities or that does not adversely affect the legal rights under the indenture of any such holder; provided that such changes pursuant to this clause shall not adversely affect the interests of the holders in any material respect, as determined in good faith by our board of directors;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

•	to evidence and provide for the acceptance and appointment of a successor trustee;

•	to provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except they are not freely transferable;

•	to mortgage, pledge, hypothecate or grant any other lien in favor of the trustee for the benefit of the holders of the debt securities, as security for the payment and performance of all or any portion of the obligations, in any property or assets, or otherwise to secure the debt securities;

•	to conform the text of the indenture or the debt securities to any provision of the “Description of New Securities” or equivalent section of any prospectus supplement to the extent that such provision in such “Description of New Securities” section was intended to be a verbatim recitation of a provision of the indenture or debt securities, as certified by us; or

•	to establish any form of security, to provide for the issuance of any series of securities and to set forth the terms thereof, and/or add to the rights of the holders of the securities of any series.

We and the trustee may, with some exceptions, amend or modify either indenture with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of all series affected by the amendment or modification. However, no amendment or modification may, without the consent of the holder of each outstanding debt security affected thereby:

•	reduce the principal amount of debt securities issued thereunder whose holders must consent to an amendment;

•	reduce the principal of or change the fixed maturity of any debt security or alter the provisions with respect to the redemption of any debt security;

•	reduce the rate of or change the time for payment of interest on any debt security issued thereunder;

•	waive a default or event of default in the payment of principal of, premium, if any, or interest on the debt securities issued thereunder (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the debt securities of the applicable series then outstanding and a waiver of the payment default that resulted from such acceleration or in respect of a covenant or provision contained in the indenture, which cannot be amended or modified without the consent of all holders);

•	make any debt security payable in money other than that stated therein;

•	make any change in the provisions of any indenture relating to waivers of past defaults or the rights of holders of debt securities to receive payments of principal of, or interest or premium, if any, on the debt securities issued thereunder or impair the right of any holder of debt securities to institute suit for the enforcement of any payment on or with respect to such holder’s debt securities;

•	make any change in the preceding amendment and waiver provisions; or

•	make any change to or modify the ranking of the debt securities that would adversely affect either the holders of debt securities.

Legal Defeasance and Covenant Defeasance

The indenture provides that we may, at our option and at any time, elect to have all of our obligations discharged with respect to any outstanding debt securities issued under the indenture, subject to the terms and conditions as specified in the applicable prospectus supplement, except for:

•	the rights of holders of outstanding debt securities issued thereunder to receive payments in respect of the principal of, premium, if any, and interest on such debt securities when such payments are due solely out of the trust referred to below;

•	our obligations with respect to the debt securities issued thereunder concerning issuing temporary debt securities, registration of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment and money for security payments held in trust;

•	the rights, powers, trusts, duties and immunities of the trustee, and our obligations in connection therewith; and

•	the legal defeasance provisions of the indenture.

In addition, we may, at our option and at any time, elect to have our obligations released with respect to certain covenants that are described in the indenture and thereafter any omission to comply with those covenants will not constitute a default or event of default with respect to the debt securities issued thereunder. In the event that a covenant defeasance occurs, certain events (not including nonpayment, bankruptcy, receivership, rehabilitation and insolvency events of ours) described under “—Events of Default” will no longer constitute an event of defaults with respect the debt securities issued under the indenture.

In order to exercise either legal defeasance or covenant defeasance under the indenture:

•	we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities of such series, cash in U.S. dollars, non-callable U.S. government securities, or a combination of cash in U.S. dollars and non-callable U.S. government securities, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the outstanding debt securities of such series (calculated on the cash interest rate, if applicable) issued thereunder on the stated maturity date or on the applicable redemption date, as the case may be, of such principal, premium, if any, or interest on such debt securities and we must specify whether such debt securities are being defeased to maturity or to a particular redemption date;

•	in the case of legal defeasance, we shall have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that, subject to customary assumptions and exclusions, (a) we have received from, or there has been published by, the United States Internal Revenue Service a ruling or (b) since the issuance of the debt securities of such series, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, subject to customary assumptions and exclusions, the holders of the outstanding debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

•

in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that, subject to customary assumptions and exclusions, the holders of the outstanding debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

•	no default or event of default has occurred and is continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to make such deposit and the grant of any lien securing such borrowings);

•	such legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under any other material agreement or instrument (other than the indenture) to which we are a party or by which we are bound;

•	we must deliver to the trustee an officers’ certificate stating that the deposit was not made by us with the intent of preferring the holders of the debt securities over our other creditors, or defeating, hindering, delaying or defrauding our creditors or others; and

•	we must deliver to the trustee an officers’ certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent provided for or relating to the legal defeasance or the covenant defeasance, as the case may be, have been complied with.

Senior Debt Securities

The senior debt securities will be unsecured senior obligations and will rank equally with all other senior unsecured and unsubordinated debt. The senior debt securities will, however, be subordinated in right of payment to all of our secured indebtedness to the extent of the value of the assets securing that indebtedness. Except as provided in the indenture or specified in any authorizing resolution, officers’ certificate or supplemental indenture relating to a series of senior debt securities to be issued, no indenture will limit the amount of additional indebtedness that may rank equally with the senior debt securities or the amount of indebtedness, secured or otherwise, that may be incurred or preferred shares that may be issued by any of our subsidiaries.

Subordinated Debt Securities

The subordinated debt securities will be subordinated and junior in right of payment, to the extent and in the manner set forth in the indenture, to all of our “senior indebtedness.” The indenture defines “senior indebtedness” as all obligations or indebtedness of, or guaranteed or assumed by, us for borrowed money whether or not represented by bonds, notes, debentures or other similar instruments, and amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation, in each case, whether outstanding on the date hereof or the date the debt securities are issued or created, incurred, or thereafter guaranteed or assumed. “Senior indebtedness” does not include any subordinated debt securities or any other obligations specifically designated as being subordinate in right of payment to senior indebtedness.

In general, the holders of all senior indebtedness are first entitled to receive payment of the full amount unpaid on senior indebtedness before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events. Because the subordinated debt securities will be our unsecured obligations, our secured debt and other secured obligations will also be effectively senior to the subordinated debt securities to the extent of the value of the assets securing such debt or other obligations.

Corporate Existence

Subject to the terms of the indenture, we will do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence, charter and statutory rights and franchises; provided, however, that we will not be required to preserve any right or franchise if we determine that the preservation thereof is no longer desirable in the conduct of our business.

Governing Law

The indenture and our debt securities will be governed by, and construed in accordance with, the law of the State of New York.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of our capital stock and is based on our certificate of incorporation and bylaws. The following description may not contain all of the information that is important to you. To understand them fully, you should read our certificate of incorporation and bylaws, copies of which have been filed with the SEC as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Authorized Capitalization

Our certificate of incorporation provides that our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of undesignated preferred stock, par value $0.01 per share. As of September 30, 2014, we had 31,899,410 shares of common stock outstanding and no shares of preferred stock outstanding. As of September 30, 2014, we had 4,125 holders of record of our common stock. The number of shares of our common stock authorized will be unaffected by the offerings under this prospectus.

Common Stock

Voting Rights

Each share of common stock entitles the holder to one vote with respect to each matter presented to our stockholders on which the holders of common stock are entitled to vote. Our common stock votes as a single class on all matters relating to the election and removal of directors on our board of directors and as provided by law. Holders of our common stock do not have cumulative voting rights. Except in respect of matters relating to the election and removal of directors on our board of directors and as otherwise provided in our certificate of incorporation or required by law, all matters to be voted on by our stockholders must be approved by a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter. In the case of election of directors, all matters to be voted on by our stockholders must be approved by a plurality of the votes present in person or by proxy at the meeting and entitled to vote.

Dividend Rights

Each holder of shares of our common stock is entitled to receive such dividends and other distributions in cash, stock or property as may be declared by our board of directors from time to time out of our assets or funds legally available for dividends or other distributions. These rights are subject to the preferential rights of any other class or series of our preferred stock that we may designate and issue in the future.

The General Corporation Law of the State of Delaware (the “DGCL”) permits a corporation to declare and pay dividends out of “surplus” or, if there is no “surplus,” out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by the board of directors. The capital of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock. Net assets equals the fair value of the total assets minus total liabilities. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, remaining capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

Declaration and payment of any dividend will be subject to the discretion of our board of directors. The time and amount of dividends will be dependent upon our results of operations, financial condition, business prospects, capital requirements, contractual restrictions, any potential indebtedness we may incur, the provisions of the DGCL affecting the payment of distributions to stockholders, tax considerations and other factors that our board of directors deems relevant. In addition, our ability to pay dividends on our common stock will be limited by restrictions on our ability to pay dividends or make distributions to our stockholders and on the ability of our subsidiaries to pay dividends or make distributions to us, in each case, under the terms of our current and any future agreements governing our indebtedness.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our common stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of our debts and other liabilities. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and liquidation preferences. In either such case, we will be required to pay the applicable distribution to the holders of our preferred stock before we may pay distributions to the holders of our common stock.

Other Rights

Our stockholders have no preemptive, conversion or other rights to subscribe for additional shares. All outstanding shares are, and all shares offered by this prospectus and any accompanying prospectus supplement will be, when sold, validly issued, fully paid and nonassessable. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Listing

Our common stock is listed on the NASDAQ Global Market under the symbol “SGNT.”

Undesignated Preferred Stock

Our certificate of incorporation authorizes our board of directors to provide for the issuance of up to 5,000,000 shares of preferred stock in one or more series and to fix the preferences, powers and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including the dividend rate, conversion rights, voting rights, redemption rights and liquidation preference, and to fix the number of shares to be included in any such series without any further vote or action by our stockholders. Any preferred stock so issued may rank senior to our common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up, or both. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including the loss of voting control to others. At present, we have no plans to issue any of the preferred stock.

Antitakeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws also contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage acquisitions that some stockholders may favor.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock will make it possible for our board of directors to issue preferred stock with super voting, special approval, dividend or other rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control or management of our company.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

Our certificate of incorporation provides that, except as otherwise required by law, special meetings of the stockholders may be called only by the chairman of the board of directors or pursuant to a resolution adopted by a majority of the total number of directors then in office. Our restated bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control or management of our company.

Stockholder Action by Written Consent

Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our certificate of incorporation provides otherwise. Our certificate of incorporation provides that any action required or permitted to be taken by our stockholders may be effected at a duly called annual or special meeting of our stockholders and may not be effected by consent in writing by such stockholders, unless such action is recommended by all directors then in office.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

•	at or after the time the stockholder became interested, the business combination was approved by our board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a “business combination” to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance of transfer by the corporation of any stock of the corporation to the interested stockholder;

•	subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person who, together with any entity or person affiliated with or controlling or controlled by the entity or person, beneficially owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the outstanding voting stock of the corporation.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

SELLING STOCKHOLDERS

Information about selling stockholders, if any, including their identities and the common stock to be registered on their behalf, will be set forth in a prospectus supplement, in a post-effective amendment to the registration statement of which this prospectus is a part or in filings we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus. Such selling stockholders may include certain of our significant stockholders, including (i) investment funds affiliated with Vivo Capital LLC, CNF Investments II, LLC and/or Morgan Stanley & Co. LLC, (ii) other existing stockholders and (iii) our executive officers and directors.

All of the common stock to be offered by selling stockholders under the registration statement of which this prospectus is a part is issued and outstanding as of the date of the filing of the registration statement of which this prospectus is a part. Selling stockholders shall not sell any of our common stock pursuant to this prospectus until we have identified such selling stockholders in a subsequent prospectus supplement, in a post-effective amendment to the registration statement of which this prospectus is a part or in filings we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus. However, selling stockholders may sell or transfer all or a portion of their common stock pursuant to any available exemption from the registration requirements of the Securities Act. The selling stockholders originally acquired the shares of our common stock included in this prospectus through (i) a private placement of our ordinary shares to one of our founding investors in April 2006, (ii) private placements of our Series A preferred stock in March 2007, September 2007, August 2008 and May 2009, (iii) the grant of restricted ordinary shares in April 2006 and March 2007 under our 2007 Global Share Plan and (iv) the exercise of stock options for ordinary shares in February 2011, which options were originally granted in August 2008 and December 2009 under our 2007 Global Share Plan. All of the ordinary shares and Series A preferred stock referenced in the foregoing sentence were converted into shares of our common stock in connection with our reincorporation into a Delaware corporation at the time of our initial public offering in April 2011.

PLAN OF DISTRIBUTION

We may offer and sell up to $500 million in aggregate principal amount of debt securities described in this prospectus and up to 10,000,000 shares of our common stock, and certain selling stockholders may sell up 12,571,145 shares of our common stock, in one or more of the following ways from time to time in one or more transactions:

•	to underwriters or dealers for resale to the public or to institutional investors;

•	directly to institutional investors;

•	directly to a limited number of purchasers or to a single purchaser;

•	through agents to the public or to institutional investors; or

•	through a combination of any of these methods of sale.

The prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the net proceeds to be received by us and any selling stockholders from the sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

If we or the selling stockholders use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

•	privately negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities may be offered either to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or a post-effective amendment to this registration statement.

If indicated in an applicable prospectus supplement, we and certain selling stockholders may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We and certain selling stockholders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us or the selling stockholders at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions paid for solicitation of these delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us or the selling stockholders. Any remarketing firm will be identified and the terms of its agreements, if any, with us or the selling stockholders and its compensation will be described in the applicable prospectus supplement.

Agents, underwriters and other third parties described above may be entitled to indemnification by us and the selling stockholders against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market, other than our common stock, which is listed on the NASDAQ Global Select Market. The securities other than the common stock may or may not be listed on a national securities exchange and no assurance can be given that there will be a secondary market for any such securities or liquidity in the secondary market if one develops. Any underwriters to whom securities are sold by us or the selling stockholders for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

Fees and Commissions

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Kirkland & Ellis LLP (a partnership that includes professional corporations), Chicago, Illinois.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2013 and the effectiveness of our internal control over financial reporting as of December 31, 2013, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

Ernst & Young LLP, independent auditors, has audited the financial statements of Sagent Agila LLC, included in our Annual Report on Form 10-K for the year ended December 31, 2013, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. The financial statements of Sagent Agila LLC are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

Ernst & Young Hua Ming LLP, independent auditors, has audited the financial statements of Kanghong Sagent (Chengdu) Pharmaceutical Co., Ltd., included in our Annual Report on Form 10-K for the year ended December 31, 2013, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Kanghong Sagent (Chengdu) Pharmaceutical Co., Ltd.’s ability to continue as a going concern as described in Note 1 to the financial statements), which is incorporated by reference in this prospectus and elsewhere in the registration statement. The financial statements of Kanghong Sagent (Chengdu) Pharmaceutical Co., Ltd. are incorporated by reference in reliance on Ernst & Young Hua Ming LLP’s report, given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth all estimated expenses to be paid solely by us in connection with the sale of the securities being registered hereunder.

SEC registration fee		$136,770
Legal fees and expenses		*
Accounting fees and expenses		*
Printing fees and expenses		*
Miscellaneous expenses		*

Total**	$	*

*	These fees are calculated based upon the number of issuances in applicable offerings and the amount of securities offered and, accordingly, cannot be estimated at this time.
**	Does not include any fees or expenses in connection with any subsequent underwritten offering and any prospectus supplements prepared in connection therewith.

Item 15. Indemnification of Directors and Officers

We are incorporated under the laws of the State of Delaware. Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our amended and restated certificate of incorporation provides for this limitation of liability.

Section 145 of the DGCL (“Section 145”) provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Our certificate of incorporation provides that we must indemnify our directors and officers to the fullest extent authorized by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our certificate of incorporation, our bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

In addition, a proposed form of purchase agreement or underwriting agreement filed as an exhibit in connection with an underwritten offering of the shares offered hereunder may provide for indemnification to our directors and officers by the underwriters against certain liabilities.

Item 16. Exhibits

The list of exhibits in the Exhibit Index to this registration statement is incorporated herein by reference.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Schaumburg, State of Illinois, on November 7, 2014.

SAGENT PHARMACEUTICALS, INC.

By:	/s/ Jeffrey M. Yordon

Name:	Jeffrey M. Yordon

Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jeffrey M. Yordon, Jonathon M. Singer and Michael Logerfo, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jeffrey M. Yordon Jeffrey M. Yordon	Chief Executive Officer and Director (principal executive officer)	November 7, 2014

/s/ Jonathon M. Singer Jonathon M. Singer	Executive Vice President and Chief Financial Officer (principal financial officer)	November 7, 2014

/s/ Jeffrey W. Greve Jeffrey W. Greve	Vice President, Controller (principal accounting officer)	November 7, 2014

/s/ Mary Taylor Behrens Mary Taylor Behrens	Director	November 7, 2014

/s/ Anthony Krizman Anthony Krizman	Director	November 7, 2014

/s/ Michael Fekete Michael Fekete	Director	November 7, 2014

/s/ Robert Flanagan Robert Flanagan	Director	November 7, 2014

/s/ Frank Kung Frank Kung, Ph.D	Director	November 7, 2014

EXHIBIT INDEX

1.1*	Form of Underwriting Agreement.

3.1	Certificate of Incorporation of Sagent Pharmaceuticals, Inc., a Delaware corporation (incorporated by reference to Exhibit 3.3 in the Company’s Registration Statement on Form S-1, as amended (File No. 333-170979) filed with the SEC on April 6, 2011).

3.2	Certificate of Amendment to Certificate of Incorporation of Sagent Pharmaceuticals, Inc., a Delaware corporation (incorporated by reference to Exhibit 3.2 in the Company’s Current Report on Form 10-Q filed with the SEC on August 5, 2014).

3.3	Bylaws of Sagent Pharmaceuticals, Inc., a Delaware corporation (incorporated by reference to Exhibit 3.4 in the Company’s Registration Statement on Form S-1, as amended (File No. 333-170979) filed with the SEC on February 2, 2011).

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 in the Company’s Registration Statement on Form S-1, as amended (File No. 333-170979) filed with the SEC on February 2, 2011).

4.2	Fourth Amended and Restated Members Agreement, dated as of September 3, 2010, by and among the Company and certain investors named therein (incorporated by reference to Exhibit 10.8 in the Company’s Registration Statement on Form S-1, as amended (File No. 333-170979) filed with the SEC on December 6, 2010).

4.3	Form of Indenture for Debt Securities.

4.4*	Form of Certificate Evidencing Debt Securities.

5.1	Opinion of Kirkland & Ellis LLP.

12.1	Calculation of ratio of earnings to fixed charges.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of Ernst & Young LLP, independent auditors.

23.3	Consent of Ernst & Young Hua Ming LLP, independent auditors.

23.4	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature pages of this Registration Statement).

25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939 of U.S. Bank National Association under the Indenture.

*	To be filed, if necessary, after effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference to a Current Report on Form 8-K filed in connection with an underwritten offering of the shares offered hereunder.